Exhibit 99.1

News Release CONTACT: Greg Powell Vice President, Investor Relations B/E Aerospace, Inc. (561) 791-5000 ext. 1450

B/E AEROSPACE THIRD QUARTER RESULTS EXCEED EXPECTATIONS;
ORGANIC REVENUE GROWTH OF 8%;
STRONG THIRD QUARTER BOOKINGS AND PROGRAM AWARDS;
RAISES 2016 FINANCIAL GUIDANCE;

WELLINGTON, FL, October 23, 2016 – B/E Aerospace, Inc. (the “Company”) (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products, today announced its third quarter 2016 financial results and raised its full year guidance for 2016.

On a consolidated GAAP basis, third quarter 2016 revenue organic growth was 8 percent, operating earnings increased 76 percent, operating margin was 18.0 percent and net earnings and net earnings per diluted share increased 82 percent and 89 percent, respectively, as compared with the third quarter of 2015.

The Company’s prior year third quarter results included after-tax charges totaling $30.5 million, or $0.29 per share, related to its 2015 cost reduction program.  For comparability purposes, the prior year three month period ended September 30, 2015 and corresponding year-over-year comparisons are presented excluding these charges unless otherwise indicated.   For more information see “Reconciliation of Non-GAAP Financial Measures”.

THIRD QUARTER 2016 HIGHLIGHTS AS COMPARED WITH THE PRIOR YEAR PERIOD

•	Revenues of $733 million reflected organic revenue growth of 8 percent

•	Strong bookings and program awards of approximately $1.4 billion; book-to-bill of 1.15 to 1

•	Operating earnings of $132 million increased 6 percent and operating margin was 18.0 percent

•	Net earnings per diluted share were $0.83 and increased 14 percent

•
The Company now expects a full year 2016 revenue growth rate of approximately 6 percent and has raised its 2016 full year net earnings and net earnings per diluted share guidance to approximately $330 million and approximately $3.28 per share, respectively

“I am pleased to report our strong third quarter results, as we continue to execute on our plan to deliver sustained revenue growth, with earnings per share growth that exceeds revenue growth.  Third quarter revenues increased 8 percent driven by double-digit organic revenue growth at our commercial aircraft segment.  Third quarter earnings per share increased 14 percent reflecting robust organic revenue growth and the ongoing benefits from our capital allocation program.  We are today increasing our 2016 financial guidance,” stated Amin J. Khoury, Executive Chairman of B/E Aerospace.

STRONG THIRD QUARTER 2016 BOOKINGS AND PROGRAM AWARDS

Third quarter 2016 bookings and program awards were driven by demand from North American and Chinese airlines, primarily for new products.  The demand for new product offerings is being driven by the Company’s Meridian™ narrow body seating platform, Essence™ line of food and beverage preparation and storage equipment, and Advanced Lavatory systems for Boeing 737 aircraft.

The Meridian™ full feature narrow body seating platform which was launched earlier this year has already been selected by 12 airlines to outfit approximately 1,100 narrow-body aircraft.  During the third quarter, the Company had a win rate in excess of 90 percent for its market leading innovative and proprietary line of Essence™ food and beverage preparation and storage equipment.  In addition, the Company won additional retrofit awards for its modular Boeing 737 Advanced Lavatory systems, both in China and in North America.  The Company has now won four airline lavatory retrofit programs.  The Advanced Lavatory incorporates the B/E Aerospace Agile™ advanced vacuum toilet, SafeLav CDS™ oxygen delivery system, and LED Lavatory lighting system.

Bookings during the third quarter of 2016 were approximately $835 million and the book-to-bill ratio was approximately 1.15 to 1.  As of September 30, 2016, backlog increased by approximately $100 million to approximately $3.4 billion, while awarded but unbooked backlog was approximately $5.6 billion.  Total backlog, both booked, and awarded but unbooked, was approximately $9.0 billion.

THIRD QUARTER 2016 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the third quarter ended September 30, 2016 and 2015:

REVENUES
($ in millions)
Segment	2016	2015	% Change
Commercial aircraft	$578.8	$507.8	14.0%
Business jet	153.9	172.0	-10.5%
Total	$732.7	$679.8	7.8%

GAAP OPERATING EARNINGS
($ in millions)
Segment	2016	2015	% Change
Commercial aircraft	$108.9	$66.9	62.8%
Business jet	23.1	8.3	178.3%
Total	$132.0	$75.2	75.5%

OPERATING EARNINGS, EXCLUDING PRIOR YEAR CHARGES
($ in millions)
Segment	2016	2015	% Change
Commercial aircraft	$108.9	$96.2	13.2%
Business jet	23.1	28.0	-17.5%
Total	$132.0	$124.2	6.3%

Third quarter 2016 commercial aircraft segment (“CAS”) revenues of $578.8 million increased 14.0 percent as compared with the prior year period.  Operating earnings were $108.9 million and operating margin was 18.8 percent.  Operating earnings increased 13.2 percent and operating margin decreased 10 basis points as compared with the prior year period.

Third quarter 2016 business jet segment (“BJS”) revenues of $153.9 million decreased 10.5 percent as compared with the prior year period.  The year-over-year revenue decline reflects the broad-based downturn in the new business jet and civilian helicopter markets as well as lower volumes of super first class seating products.  Operating earnings were $23.1 million and operating margin was 15.0 percent.  Operating earnings decreased 17.5 percent on the 10.5 percent decline in revenues, and operating margin decreased 130 basis points, as compared with the prior year period, reflecting the lower level of revenues and an unfavorable mix of products sold.

NINE MONTH 2016 CONSOLIDATED RESULTS

On a consolidated GAAP basis for the nine months ended September 30, 2016, revenues increased 6 percent, operating earnings increased 21 percent, operating margin was 18.1 percent and net earnings and net earnings per diluted share increased 24 percent and 29 percent, respectively, all as compared with the prior year period.

The Company’s prior year nine month results included after-tax charges totaling $30.5 million, or $0.29 per share, related to its 2015 cost reduction program.  For comparability purposes, the prior year nine month period ended September 30, 2015 and corresponding year-over-year comparisons are presented excluding these charges unless otherwise indicated.   For more information see “Reconciliation of Non-GAAP Financial Measures”.

For the nine months ended September 30, 2016, operating earnings increased 5.5 percent and operating margin decreased 10 basis points, as compared with the prior year period, as a result of lower sales, operating earnings and operating margins within BJS.

For the nine months ended September 30, 2016, net earnings and net earnings per diluted share of $250.7 million and $2.48 per share increased 7.5 percent and 11.7 percent, respectively, as compared with the prior year period.

NINE MONTH 2016 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the nine months ended September 30, 2016 and 2015:

REVENUES
($ in millions)
Segment	2016	2015	% Change
Commercial aircraft	$1,746.6	$1,573.2	11.0%
Business jet	455.9	497.2	-8.3%
Total	$2,202.5	$2,070.4	6.4%

GAAP OPERATING EARNINGS
($ in millions)
Segment	2016	2015	% Change
Commercial aircraft	$328.2	$265.0	23.8%
Business jet	69.8	63.2	10.4%
Total	$398.0	$328.2	21.3%

OPERATING EARNINGS, EXCLUDING PRIOR YEAR CHARGES
($ in millions)
Segment	2016	2015	% Change
Commercial aircraft	$328.2	$294.3	11.5%
Business jet	69.8	82.9	-15.8%
Total	$398.0	$377.2	5.5%

For the nine months ended September 30, 2016, CAS revenues of $1.75 billion reflect an 11.0 percent organic growth rate as compared with the prior year period.  Operating earnings were $328.2 million and operating margin was 18.8 percent.  Operating earnings increased 11.5 percent and operating margin increased 10 basis points as compared with the prior year period.

For the nine months ended September 30, 2016, BJS revenues of $455.9 million decreased 8.3 percent as compared with the prior year period.  Operating earnings were $69.8 million and operating margin was 15.3 percent.  Operating earnings decreased 15.8 percent and operating margin decreased 140 basis points as compared with the prior year period.

OUTLOOK

“Given our solid third quarter results and the excellent performance by our commercial aircraft segment, we are increasing our financial guidance for the full year 2016,” Mr. Khoury commented.

The Company’s updated 2016 financial guidance is as follows:

•	Revenues are expected to increase approximately 6 percent as compared with 2015,

•	Operating margin is expected to be in excess of 18 percent,

•	Net earnings and net earnings per diluted share are expected to be approximately $330 million and $3.28 per share, respectively, and

•	Free cash flow conversion ratio is expected to be approximately 75 percent of net earnings.

QUARTERLY DIVIDEND

Today the Company announced that its Board of Directors declared a quarterly dividend of $0.21 per outstanding share of the Company’s common stock.  The dividend is payable on December 16, 2016 to shareholders of record at the close of business on November 21, 2016.

CONFERENCE CALL AND WEBCAST

Due to the pending B/E Aerospace and Rockwell Collins merger transaction, B/E Aerospace has canceled its 2016 third quarter earnings conference call and webcast that was previously scheduled for Monday, October 24, 2016 at 9:00 AM Eastern time and instead will participate in the discussion of the merger transaction during the Rockwell Collins earnings webcast on Monday, October 24th at 8:30 a.m. Eastern time.  For more information about the merger transaction and a link to the Rockwell Collins earnings webcast, visit http://rockwellcollins.acquisitionannouncement.com and on the investor relations page of the B/E Aerospace website at www.beaerospace.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The declaration and payment of future dividends, the repurchase of shares of the Company’s stock and repayment of outstanding debt are at the discretion of the Board of Directors and will depend on the Company’s future earnings, capital requirements, financial conditions, operating conditions, contractual restrictions and such other factors as the Board of Directors may deem relevant. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Rockwell Collins will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) for the stockholders of B/E Aerospace and Rockwell Collins to be filed with the SEC, and each will mail the Joint Proxy Statement/Prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Rockwell Collins and/or B/E Aerospace may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED BY ROCKWELL COLLINS OR B/E AEROSPACE WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus (when available) will be mailed to stockholders of Rockwell Collins and B/E Aerospace. Investors and security holders will be able to obtain free copies of Joint Proxy Statement/Prospectus and other documents filed with the SEC by Rockwell Collins and/or B/E Aerospace through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by Rockwell Collins with the SEC on Rockwell Collins’ internet website at http://www.rockwellcollins.com or by contacting Rockwell Collins’ Investor Relations at Rockwell Collins, 400 Collins Rd. NE, Cedar Rapids, IA 52498 or by calling (319) 295-7575. Investors and security holders will also be able to obtain free copies of the documents filed by B/E Aerospace with the SEC on B/E Aerospace’s internet website at http://www.beaerospace.com or by contacting B/E Aerospace’s Investor Relations at B/E Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL or by calling (561) 791-5000.

Participants in the Solicitation

Rockwell Collins, B/E Aerospace, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of Rockwell Collins is contained in Rockwell Collins’ proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on December 16, 2015, and Rockwell Collins’ Current Report on Form 8-K filed with the SEC on April 29, 2016. Information regarding the directors and executive officers of B/E Aerospace is contained in B/E Aerospace’s proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  B/E Aerospace also provides cabin interior reconfiguration, program management and certification services.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

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B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$732.7	$679.8	$2,202.5	$2,070.4
Cost of sales	457.5	424.4	1,341.9	1,246.1
Selling, general and administrative	73.7	106.4	245.4	279.7
Research, development and engineering	69.5	73.8	217.2	216.4

Operating earnings	132.0	75.2	398.0	328.2

Operating earnings, as a percentage
of revenues	18.0%	11.1%	18.1%	15.9%

Interest expense, net	22.4	24.0	68.2	72.4

Earnings before income taxes	109.6	51.2	329.8	255.8

Income tax expense	26.3	5.4	79.1	53.5

Net earnings	$83.3	$45.8	$250.7	$202.3

Net earnings per common share:
Basic	$0.83	$0.44	$2.49	$1.94
Diluted	$0.83	$0.44	$2.48	$1.93

Weighted average common shares:
Basic	100.1	104.3	100.5	104.4
Diluted	100.7	104.8	100.9	104.9

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B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30,	December 31,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$125.8	$154.1
Accounts receivable	432.3	354.6
Inventories	1,252.0	1,091.9
Other current assets	60.4	57.8
Total current assets	1,870.5	1,658.4
Long-term assets	1,478.7	1,482.5
	$3,349.2	$3,140.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$899.1	$822.2
Total long-term liabilities	2,258.8	2,263.2
Total stockholders' equity	191.3	55.5
	$3,349.2	$3,140.9

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B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(In Millions)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$250.7	$202.3
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	62.0	63.1
Deferred income taxes	(2.6)	4.8
Non-cash compensation	25.8	22.1
Provision for doubtful accounts	0.8	6.7
Tax benefits realized from prior exercises of restricted stock	(0.6)	(4.0)
Loss on disposal of property and equipment	1.3	4.6
Debt prepayment costs	-	0.9
Changes in operating assets and liabilities:
Accounts receivable	(86.5)	(107.3)
Inventories	(174.3)	(171.6)
Other current and non-current assets	(5.8)	70.2
Accounts payable and accrued liabilities	102.4	98.6
Net cash flows provided by operating activities	173.2	190.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(57.4)	(63.3)
Acquisitions, net of cash acquired	-	4.0
Other	(1.7)	(5.5)
Net cash flows used in investing activities	(59.1)	(64.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	2.5	3.1
Purchase of treasury stock, including share repurchases	(76.8)	(60.8)
Tax benefits realized from prior exercises of restricted stock	0.6	4.0
Borrowings on line of credit	200.0	-
Repayments on line of credit	(200.0)
Principal payments on long-term debt	-	(136.0)
Dividends	(63.3)	(59.7)
Net cash used in financing activities	(137.0)	(249.4)

Effect of foreign exchange rate changes on cash and
cash equivalents	(5.4)	(4.4)

Net decrease in cash and cash equivalents	(28.3)	(128.2)
Cash and cash equivalents, beginning of period	154.1	292.5
Cash and cash equivalents, end of period	$125.8	$164.3

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This news release includes 2015 net earnings, net earnings per diluted share, consolidated operating earnings, commercial aircraft segment operating earnings and business jet segment operating earnings on an adjusted basis which exclude the 2015 third quarter charge associated with the Company’s cost reduction program and present the 2015 income tax expense based on the third quarter 2015 effective tax rate. Each of these adjusted measures are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business in 2015 compared to the performance of the Company. The Company believes these 2015 adjusted financial measures are relevant and useful for investors because they allow investors to have a better understanding of changes in the Company’s performance excluding the 2015 charge associated with the Company’s cost reduction program.  These 2015 adjusted financial measures should not be viewed as a substitute for, or superior to, operating earnings, or net earnings from operations (each as defined under GAAP), the most directly adjusted GAAP measures, as a measure of the Company’s operating performance for 2015.

This news release includes guidance on the Company’s “free cash flow conversion ratio”, which is a “non-GAAP financial measure” as defined in Regulation G of the Exchange Act. The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures.  For a reconciliation of expected free cash flow to cash flows provided by operating activities, please see further below.  The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments.  Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes.  The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings.  The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert earnings into free cash flow.  These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly adjusted GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly adjusted GAAP financial measures:

B/E AEROSPACE, INC.
RECONCILIATION OF 2015 NET EARNINGS PER DILUTED SHARE
TO 2015 ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2015	2015
Net earnings	$45.8	$202.3
Other costs*	49.0	49.0
Adjustment to income taxes **	(18.1)	(18.1)
Adjusted earnings	$76.7	$233.2

Adjusted net earnings
per diluted share	$0.73	$2.22

Diluted weighted average
shares	104.8	104.9

* 2015 other costs of $49.0 million are related to the 2015 cost reduction program, including costs associated with facilities consolidation, product rationalization, workforce reductions and program discontinuance

** For comparability purposes, three months and nine months ended September 30, 2015 taxes adjusted to effective tax rate of 23.5%

B/E AEROSPACE, INC.
RECONCILIATION OF 2015 OPERATING EARNINGS
TO 2015 ADJUSTED OPERATING EARNINGS
(In Millions)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2015	2015
Operating earnings	$75.2	$328.2
Other costs*	49.0	49.0
Adjusted operating earnings	$124.2	$377.2

* 2015 other costs of $49.0 million are related to 2015 cost reduction program

B/E AEROSPACE, INC.
RECONCILIATION OF 2015 CAS OPERATING EARNINGS TO
ADJUSTED 2015 CAS OPERATING EARNINGS
(In Millions)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2015	2015
CAS operating earnings	$66.9	$265.0
Other costs*	29.3	29.3
Adjusted CAS operating earnings	$96.2	$294.3

* 2015 other costs of $29.3 million are related to 2015 cost reduction program

B/E AEROSPACE, INC.
RECONCILIATION OF 2015 BJS OPERATING EARNINGS TO
ADJUSTED 2015 BJS OPERATING EARNINGS
(In Millions)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2015	2015
BJS operating earnings	$8.3	$63.2
Other costs*	19.7	19.7
Adjusted BJS operating earnings	$28.0	$82.9

* 2015 other costs of $19.7 million are related to 2015 cost reduction program

B/E AEROSPACE, INC.
RECONCILIATION OF NET CASH FLOW GUIDANCE PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In Millions)

Year Ended
December 31,
2016
Expected net cash flow provided by operating activities	$332.5
Expected capital expenditures	85.0
Expected free cash flow	$247.5

Expected net earnings	$330.0

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